                         MANUFACTURERS INVESTMENT TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


      AMENDMENT made this 30th day of December, 2001, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended, between Manufacturers Investment Trust, a Massachusetts business trust (the "Trust") and Manufacturers Securities Services, LLC, a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.    CHANGE IN APPENDIX A

      Appendix A to this Agreement is revised to reflect changes to the advisory fees as set forth in Appendix A to this Amendment.

2.    EFFECTIVE DATE

      This Amendment shall become effective with respect to each portfolio of the Trust on the later of: (i) the date of its execution, (ii) if applicable, the date of the meeting of shareholders of the portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the portfolio and
(iii) January 1, 2002.



MANUFACTURERS INVESTMENT TRUST



By:
    ---------------------------------
    James D. Gallagher, President

MANUFACTURERS SECURITIES SERVICES, LLC

By: The Manufacturers Life Insurance Company of North America,
    its managing member



By:
    ---------------------------------
    James R. Boyle, President



By:
    ---------------------------------
    James D. Gallagher, Vice President,
    Secretary and General Counsel

                                   APPENDIX A

                                                 BETWEEN       BETWEEN
                                               $50 MILLION  $200 MILLION     BETWEEN
                                     FIRST       AND $200     AND $500     $500 MILLION   EXCESS OVER
PORTFOLIO                         $50 MILLION    MILLION       MILLION    AND $1 BILLION  $1 BILLION
INTERNET TECHNOLOGIES TRUST          1.000%       1.000%       1.000%          1.000%        0.950%
PACIFIC RIM EMERGING MARKETS
  TRUST                              0.700%       0.700%       0.700%          0.600%        0.600%
SCIENCE & TECHNOLOGY TRUST           0.950%       0.950%       0.950%          0.900%        0.900%
INTERNATIONAL SMALL CAP TRUST        0.950%       0.950%       0.850%          0.750%        0.750%
HEALTH SCIENCES TRUST                0.950%       0.950%       0.950%          0.900%        0.900%
AGGRESSIVE GROWTH TRUST              0.850%       0.850%       0.850%          0.800%        0.800%
EMERGING SMALL COMPANY TRUST         0.900%       0.900%       0.900%          0.870%        0.850%
SMALL COMPANY BLEND                  0.900%       0.900%       0.900%          0.900%        0.900%
DYNAMIC GROWTH TRUST                 0.850%       0.850%       0.850%          0.800%        0.800%
MID CAP STOCK TRUST                  0.775%       0.775%       0.750%          0.725%        0.725%
ALL CAP GROWTH TRUST                 0.800%       0.800%       0.800%          0.750%        0.750%
OVERSEAS TRUST                       0.800%       0.800%       0.800%          0.800%        0.800%
INTERNATIONAL STOCK TRUST            0.850%       0.850%       0.850%          0.800%        0.800%
INTERNATIONAL VALUE TRUST            0.850%       0.850%       0.750%          0.700%        0.700%
STRATEGIC OPPORTUNITIES TRUST        0.700%       0.700%       0.700%          0.700%        0.700%
QUANTITATIVE MID CAP TRUST           0.650%       0.650%       0.550%          0.550%        0.550%
GROWTH TRUST                         0.700%       0.700%       0.700%          0.650%        0.650%
ALL CAP VALUE TRUST                  0.800%       0.800%       0.800%          0.750%        0.750%
QUANTITATIVE EQUITY TRUST            0.600%       0.600%       0.600%          0.550%        0.500%
BLUE CHIP GROWTH TRUST               0.725%       0.725%       0.725%          0.725%        0.700%
REAL ESTATE SECURITIES TRUST         0.650%       0.650%       0.600%          0.600%        0.600%
SMALL COMPANY VALUE TRUST            0.900%       0.900%       0.900%          0.900%        0.900%
MID CAP VALUE TRUST                  0.800%       0.800%       0.750%          0.725%        0.725%
VALUE TRUST                          0.650%       0.650%       0.625%          0.550%        0.550%
EQUITY INDEX                         0.250%       0.250%       0.250%          0.250%        0.250%
TACTICAL ALLOCATION TRUST            0.750%       0.750%       0.750%          0.700%        0.700%
GROWTH & INCOME TRUST                0.600%       0.600%       0.600%          0.550%        0.500%
U.S. LARGE CAP VALUE TRUST           0.725%       0.725%       0.725%          0.725%        0.725%
EQUITY-INCOME TRUST                  0.725%       0.725%       0.725%          0.725%        0.700%
INCOME & VALUE TRUST                 0.650%       0.650%       0.650%          0.650%        0.650%
BALANCED TRUST                       0.600%       0.550%       0.500%          0.500%        0.500%
HIGH YIELD TRUST                     0.625%       0.625%       0.625%          0.550%        0.550%
STRATEGIC BOND TRUST                 0.625%       0.625%       0.625%          0.550%        0.550%
GLOBAL BOND TRUST                    0.600%       0.600%       0.600%          0.600%        0.600%
TOTAL RETURN TRUST                   0.600%       0.600%       0.600%          0.600%        0.600%
INVESTMENT QUALITY BOND TRUST        0.500%       0.500%       0.500%          0.450%        0.450%
DIVERSIFIED BOND TRUST               0.600%       0.600%       0.600%          0.600%        0.600%
U.S. GOVERNMENT SECURITIES
  TRUST                              0.550%       0.550%       0.550%          0.450%        0.450%
MONEY MARKET TRUST                   0.350%       0.350%       0.350%          0.350%        0.350%
SMALL CAP INDEX TRUST                0.375%       0.375%       0.375%          0.375%        0.375%
INTERNATIONAL INDEX TRUST            0.400%       0.400%       0.400%          0.400%        0.400%
MID CAP INDEX TRUST                  0.375%       0.375%       0.375%          0.375%        0.375%
TOTAL STOCK MARKET TRUST             0.375%       0.375%       0.375%          0.375%        0.375%
 INDEX TRUST                         0.375%       0.375%       0.375%          0.375%        0.375%
SMALL-MID CAP TRUST                  0.950%       0.950%       0.950%          0.950%        0.950%

                                                 BETWEEN       BETWEEN       BETWEEN
                                               $50 MILLION  $250 MILLION   $500 MILLION
                                     FIRST       AND $250        AND           AND        EXCESS OVER
PORTFOLIO                         $50 MILLION    MILLION    $500 MILLION    $1 BILLION     $1 BILLION
TELECOMMUNICATIONS TRUST             0.950%       0.925%        0.875%         0.800%         0.800%
MID CAP GROWTH TRUST                 0.850%       0.825%        0.800%         0.775%         0.775%
MID CAP OPPORTUNITIES TRUST          0.850%       0.850%        0.800%         0.800%         0.800%
INTERNATIONAL EQUITY SELECT
  TRUST                              0.900%       0.900%        0.850%         0.800%         0.800%
GLOBAL EQUITY SELECT TRUST           0.900%       0.900%        0.850%         0.800%         0.800%

                                                 BETWEEN        BETWEEN       BETWEEN
                                               $100 MILLION  $200 MILLION  $500 MILLION
                                   FIRST $100    AND $200      AND $500         AND       EXCESS OVER
PORTFOLIO                           MILLION      MILLION        MILLION      $1 BILLION    $1 BILLION
FINANCIAL SERVICES TRUST             0.800%        0.750%        0.750%        0.070%         0.700%
FUNDAMENTAL VALUE TRUST              0.800%        0.750%        0.750%        0.700%         0.700%
SELECT GROWTH TRUST                  0.800%        0.750%        0.750%        0.750%         0.750%
CORE VALUE TRUST                     0.800%        0.750%        0.750%        0.750%         0.750%
SMALL-MID CAP GROWTH TRUST           0.800%        0.750%        0.750%        0.750%         0.750%
LIFESTYLE AGGRESSIVE 1000
  TRUST                              0.075%        0.050%        0.050%        0.050%         0.050%
LIFESTYLE GROWTH 820 TRUST           0.075%        0.050%        0.050%        0.050%         0.050%
LIFESTYLE BALANCED 640 TRUST         0.075%        0.050%        0.050%        0.050%         0.050%
LIFESTYLE MODERATE 460 TRUST         0.075%        0.050%        0.050%        0.050%         0.050%
LIFESTYLE CONSERVATIVE 280
  TRUST                              0.075%        0.050%        0.050%        0.050%         0.050%


                                                 BETWEEN        BETWEEN
                                               $50 MILLION   $100 MILLION
                                   FIRST $50     AND $100      AND $250     EXCESS OVER
PORTFOLIO                           MILLION      MILLION       MILLION     $250 MILLION
HIGH GRADE BOND TRUST                0.600%       0.550%        0.500%        0.450%


                                   FIRST $300  EXCESS OVER
PORTFOLIO                           MILLION    $300 MILLION
CAPITAL APPRECIATION TRUST           0.750%       0.700%


                                    FIRST $1   EXCESS OVER
PORTFOLIO                           BILLION     $1 BILLION
GLOBAL EQUITY TRUST                  0.750%       0.700%
LARGE CAP GROWTH                     0.750%       0.700%

                                                 BETWEEN        BETWEEN       BETWEEN
                                               $300 MILLION  $600 MILLION  $900 MILLION   EXCESS OVER
                                  FIRST $300     AND $600      AND $900         AND          $1.5
PORTFOLIO                           MILLION      MILLION        MILLION     $1.5 BILLION    BILLION
STRATEGIC GROWTH TRUST               0.750%       0.725%        0.700%         0.675%        0.600%
CAPITAL OPPORTUNITIES TRUST          0.750%       0.725%        0.700%         0.675%        0.600%
UTILITIES TRUST                      0.750%       0.725%        0.700%         0.675%        0.600%


      The Percentage Fee for each Portfolio shall be paid daily to the Adviser. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.